Exhibit 99.1

NEWS RELEASE

te.com

TE Connectivity announces first quarter results for fiscal year 2022

Sales and EPS above guidance driven by strong operational performance

SCHAFFHAUSEN, Switzerland – Jan. 26, 2022 – TE Connectivity Ltd. (NYSE: TEL) today reported results for the fiscal first quarter ended Dec. 24, 2021.

First Quarter Highlights

●	Net sales were $3.8 billion, up 8% on a reported and organic basis year over year.
●	Orders of $4.3 billion, up 7% year over year.
●	Earnings per share (EPS) were a first quarter record on both a GAAP and an adjusted EPS basis. GAAP diluted EPS from continuing operations were $1.72, up 52% year over year, and adjusted EPS were $1.76, up 20% year over year.
●	Cash flow from operating activities was $532 million and free cash flow was approximately $370 million, with approximately $410 million returned to shareholders.
●	TE named to Dow Jones Sustainability Index for the 10th consecutive year and ranked in the top 20 of Investor Business Daily’s 100 best ESG companies.

“Our strong first quarter performance reflects the diversity of our portfolio and our global team’s ability to execute and deliver sales and EPS growth that exceeded our expectations. We continue to experience a strong global demand environment and our first quarter sales growth was driven by strong sales performance in our Industrial and Communications segments. We also continue to benefit from the strategic positioning of our portfolio and investment in innovation that is focused on growth and sustainability trends in electric vehicles, factory automation, the cloud, and renewable energy,” said TE Connectivity CEO Terrence Curtin. “We expect to deliver year over year sales and earnings growth in the second quarter as we continue to capitalize on a strong demand environment and our team’s ability to continue to execute well despite ongoing volatility in global supply chains.”

Second Quarter FY22 Outlook

For the second quarter of fiscal 2022, the company expects net sales of approximately $3.8 billion, reflecting an approximate 2% increase on a reported basis and an approximate 3% increase on an organic basis year over year. GAAP EPS from continuing operations are expected to be approximately $1.52 with adjusted EPS of approximately $1.70, up 8% year over year.

Information about TE Connectivity's use of non-GAAP financial measures is provided below. For reconciliations of these non-GAAP financial measures, see the attached tables.

Conference Call and Webcast

The company will hold a conference call today beginning at 8:30 a.m. ET. The dial-in information is provided here:

●	At TE Connectivity's website: investors.te.com
●	By telephone: For both "listen-only" participants and those participants who wish to take part in the question-and-answer portion of the call, the dial-in number in the United States is (888) 330-3417, and for international callers, the dial-in number is (646) 960-0804.
●	A replay of the conference call will be available on TE Connectivity’s investor website at investors.te.com at 11:30 a.m. ET on Jan. 26, 2022.

About TE Connectivity

TE Connectivity Ltd. (NYSE: TEL) is a global industrial technology leader creating a safer, sustainable, productive, and connected future. Our broad range of connectivity and sensor solutions, proven in the harshest environments, enable advancements in transportation, industrial applications, medical technology, energy, data communications, and the home. With more than 85,000 employees, including over 8,000 engineers, working alongside customers in approximately 140 countries, TE ensures that EVERY CONNECTION COUNTS. Learn more at www.te.com and on LinkedIn, Facebook, WeChat and Twitter.

Non-GAAP Financial Measures

We present non-GAAP performance and liquidity measures as we believe it is appropriate for investors to consider adjusted financial measures in addition to results in accordance with accounting principles generally accepted in the U.S. (“GAAP”). These non-GAAP financial measures provide supplemental information and should not be considered replacements for results in accordance with GAAP. Management uses non-GAAP financial measures internally for planning and forecasting purposes and in its decision-making processes related to the operations of our company. We believe these measures provide meaningful information to us and investors because they enhance the understanding of our operating performance, ability to generate cash, and the trends of our business. Additionally, we believe that investors benefit from having access to the same financial measures that management uses in evaluating our operations. The primary limitation of these measures is that they exclude the financial impact of items that would otherwise either increase or decrease our reported results. This limitation is best addressed by using these non-GAAP financial measures in combination with the most directly comparable GAAP financial measures in order to better understand the amounts, character, and impact of any increase or decrease in reported amounts. These non-GAAP financial measures may not be comparable to similarly-titled measures reported by other companies.

The following provides additional information regarding our non-GAAP financial measures:

●Organic Net Sales Growth (Decline) – represents net sales growth (decline) (the most comparable GAAP financial measure) excluding the impact of foreign currency exchange rates, and acquisitions and divestitures that occurred in the preceding twelve months, if any. Organic Net Sales Growth (Decline) is a useful measure of our performance because it excludes items that are not completely under management’s control, such as the impact of changes in foreign currency exchange rates, and items that do not reflect the underlying growth of the company, such as acquisition and divestiture activity. This measure is a significant component in our incentive compensation plans.

●Adjusted Operating Income and Adjusted Operating Margin – represent operating income and operating margin, respectively, (the most comparable GAAP financial measures) before special items including restructuring and other charges, acquisition-related charges, impairment of goodwill, and other income or charges, if any. We utilize these adjusted measures in combination with operating income and operating margin to assess segment level operating performance and to provide insight to management in evaluating segment operating plan execution and market conditions. Adjusted Operating Income is a significant component in our incentive compensation plans.

●Adjusted Other Income (Expense), Net – represents net other income (expense) (the most comparable GAAP financial measure) before special items including tax sharing income related to adjustments to prior period tax returns and other items, if any.

●Adjusted Income Tax (Expense) Benefit and Adjusted Effective Tax Rate – represent income tax (expense) benefit and effective tax rate, respectively, (the most comparable GAAP financial measures) after adjusting for the tax effect of special items including restructuring and other charges, acquisition-related charges, impairment of goodwill, other income or charges, and certain significant tax items, if any.

●Adjusted Income from Continuing Operations – represents income from continuing operations (the most comparable GAAP financial measure) before special items including restructuring and other charges, acquisition-related charges, impairment of goodwill, tax sharing income related to adjustments to prior period tax returns and other tax items, other income or charges, and certain significant tax items, if any, and, if applicable, the related tax effects.

●Adjusted Earnings Per Share – represents diluted earnings per share from continuing operations (the most comparable GAAP financial measure) before special items including restructuring and other charges, acquisition-related charges, impairment of goodwill, tax sharing income related to adjustments to prior period tax returns and other tax items, other income or charges, and certain significant tax items, if any, and, if applicable, the related tax effects. This measure is a significant component in our incentive compensation plans.

●Free Cash Flow (FCF) – is a useful measure of our ability to generate cash. The difference between net cash provided by operating activities (the most comparable GAAP financial measure) and Free Cash Flow consists mainly of significant cash outflows and inflows that we believe are useful to identify. We believe Free

Cash Flow provides useful information to investors as it provides insight into the primary cash flow metric used by management to monitor and evaluate cash flows generated from our operations. Free Cash Flow is defined as net cash provided by operating activities excluding voluntary pension contributions and the cash impact of special items, if any, minus net capital expenditures. Voluntary pension contributions are excluded from the GAAP financial measure because this activity is driven by economic financing decisions rather than operating activity. Certain special items, including net payments related to pre-separation tax matters and cash paid (collected) pursuant to collateral requirements related to cross-currency swap contracts, are also excluded by management in evaluating Free Cash Flow. Net capital expenditures consist of capital expenditures less proceeds from the sale of property, plant, and equipment. These items are subtracted because they represent long-term commitments. In the calculation of Free Cash Flow, we subtract certain cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and may imply that there is less or more cash available for our programs than the most comparable GAAP financial measure indicates. It should not be inferred that the entire Free Cash Flow amount is available for future discretionary expenditures, as our definition of Free Cash Flow does not consider certain non-discretionary expenditures, such as debt payments. In addition, we may have other discretionary expenditures, such as discretionary dividends, share repurchases, and business acquisitions, that are not considered in the calculation of Free Cash Flow.

Forward-Looking Statements

This release contains certain "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. We have no intention and are under no obligation to update or alter (and expressly disclaim any such intention or obligation to do so) our forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements in this release include statements addressing our future financial condition and operating results, and the impact on our operations resulting from the coronavirus disease 2019 (“COVID-19”). Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, the extent, severity and duration of COVID-19 negatively affecting our business operations; business, economic, competitive and regulatory risks, such as conditions affecting demand for products in the automotive and other industries we serve; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; natural disasters and political, economic and military instability in countries in which we operate; developments in the credit markets; future goodwill impairment; compliance with current and future environmental and other laws and regulations; and the possible effects on us of changes in tax laws, tax treaties and other legislation, including the effects of Swiss tax reform. In addition, the extent to which COVID-19 will impact our business and our financial results will depend on future developments, which are highly uncertain and cannot be predicted. Such developments may include the geographic spread of the virus, the severity of the virus, the duration of the outbreak, the impact on our suppliers’ and customers’ supply chains, the actions that may be taken by various governmental authorities in response to the outbreak in jurisdictions in which we operate, and the possible impact on the global economy and local economies in which we operate. More detailed information about these and other factors is set forth in TE Connectivity Ltd.'s Annual Report on Form 10-K for the fiscal year ended Sept. 24, 2021 as well as in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed by us with the U.S. Securities and Exchange Commission.

# # #

Contacts:	Media Relations: Fernando Vivanco TE Connectivity 610-893-9756 Fernando.Vivanco@te.com	Investor Relations: Sujal Shah TE Connectivity 610-893-9790 Sujal.Shah@te.com

TE CONNECTIVITY LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Quarters Ended
	December 24,	December 25,
	2021	2020

	(in millions, except per share data)
Net sales	$3,818	$3,522
Cost of sales	2,588	2,376
Gross margin	1,230	1,146
Selling, general, and administrative expenses	363	361
Research, development, and engineering expenses	175	162
Acquisition and integration costs	8	8
Restructuring and other charges, net	12	167
Operating income	672	448
Interest income	2	3
Interest expense	(12)	(15)
Other income (expense), net	15	(1)
Income from continuing operations before income taxes	677	435
Income tax expense	(110)	(60)
Income from continuing operations	567	375
Income (loss) from discontinued operations, net of income taxes	(1)	6
Net income	$566	$381

Basic earnings per share:
Income from continuing operations	$1.73	$1.13
Income from discontinued operations	—	0.02
Net income	1.73	1.15

Diluted earnings per share:
Income from continuing operations	$1.72	$1.13
Income from discontinued operations	—	0.02
Net income	1.72	1.14

Weighted-average number of shares outstanding:
Basic	327	331
Diluted	330	333

TE CONNECTIVITY LTD.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	December 24,	September 24,
	2021	2021

	(in millions, except share data)
Assets
Current assets:
Cash and cash equivalents	$982	$1,203
Accounts receivable, net of allowance for doubtful accounts of $41	2,844	2,928
Inventories	2,845	2,511
Prepaid expenses and other current assets	573	621
Total current assets	7,244	7,263
Property, plant, and equipment, net	3,827	3,778
Goodwill	5,503	5,590
Intangible assets, net	1,509	1,549
Deferred income taxes	2,513	2,499
Other assets	813	783
Total assets	$21,409	$21,462
Liabilities, redeemable noncontrolling interests, and shareholders' equity
Current liabilities:
Short-term debt	$484	$503
Accounts payable	1,964	1,911
Accrued and other current liabilities	1,826	2,242
Total current liabilities	4,274	4,656
Long-term debt	3,519	3,589
Long-term pension and postretirement liabilities	1,119	1,139
Deferred income taxes	192	181
Income taxes	331	302
Other liabilities	846	847
Total liabilities	10,281	10,714
Commitments and contingencies
Redeemable noncontrolling interests	108	114
Shareholders' equity:
Common shares, CHF 0.57 par value, 336,099,881 shares authorized and issued	148	148
Accumulated earnings	12,285	11,709
Treasury shares, at cost, 9,911,977 and 9,060,919 shares, respectively	(1,274)	(1,055)
Accumulated other comprehensive loss	(139)	(168)
Total shareholders' equity	11,020	10,634
Total liabilities, redeemable noncontrolling interests, and shareholders' equity	$21,409	$21,462

TE CONNECTIVITY LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Quarters Ended
	December 24,	December 25,
	2021	2020

	(in millions)
Cash flows from operating activities:
Net income	$566	$381
(Income) loss from discontinued operations, net of income taxes	1	(6)
Income from continuing operations	567	375
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	198	187
Deferred income taxes	4	(42)
Non-cash lease cost	31	30
Provision for losses on accounts receivable and inventories	33	6
Share-based compensation expense	32	19
Other	(9)	21
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	148	(299)
Inventories	(264)	(145)
Prepaid expenses and other current assets	52	(87)
Accounts payable	15	349
Accrued and other current liabilities	(285)	88
Income taxes	34	17
Other	(24)	121
Net cash provided by operating activities	532	640
Cash flows from investing activities:
Capital expenditures	(172)	(142)
Proceeds from sale of property, plant, and equipment	54	1
Acquisition of businesses, net of cash acquired	(100)	(107)
Proceeds from divestiture of businesses, net of cash retained by businesses sold	16	—
Other	3	2
Net cash used in investing activities	(199)	(246)
Cash flows from financing activities:
Net increase in commercial paper	479	—
Repayment of debt	(555)	(30)
Proceeds from exercise of share options	22	75
Repurchase of common shares	(304)	(119)
Payment of common share dividends to shareholders	(163)	(159)
Other	(31)	(19)
Net cash used in financing activities	(552)	(252)
Effect of currency translation on cash	(2)	11
Net increase (decrease) in cash, cash equivalents, and restricted cash	(221)	153
Cash, cash equivalents, and restricted cash at beginning of period	1,203	945
Cash, cash equivalents, and restricted cash at end of period	$982	$1,098

Supplemental cash flow information:
Interest paid on debt, net	$12	$4
Income taxes paid, net of refunds	71	85

TE CONNECTIVITY LTD.

RECONCILIATION OF FREE CASH FLOW (UNAUDITED)

	For the Quarters Ended
	December 24,	December 25,
	2021	2020

	(in millions)
Net cash provided by operating activities	$532	$640
Excluding:
Cash (collected) paid pursuant to collateral requirements related to cross-currency swap contracts	(41)	30
Capital expenditures, net	(118)	(141)
Free cash flow (1)	$373	$529

(1) Free cash flow is a non-GAAP financial measure. See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

CONSOLIDATED SEGMENT DATA (UNAUDITED)

	For the Quarters Ended
	December 24,		December 25,
	2021		2020

	($ in millions)
	Net Sales		Net Sales
Transportation Solutions	$2,158		$2,224
Industrial Solutions	1,059		873
Communications Solutions	601		425
Total	$3,818		$3,522

	Operating	Operating	Operating	Operating
	Income	Margin	Income	Margin
Transportation Solutions	$395	18.3%	$308	13.8%
Industrial Solutions	123	11.6	76	8.7
Communications Solutions	154	25.6	64	15.1
Total	$672	17.6%	$448	12.7%

	Adjusted	Adjusted	Adjusted	Adjusted
	Operating	Operating	Operating	Operating
	Income (1)	Margin (1)	Income (1)	Margin (1)
Transportation Solutions	$392	18.2%	$431	19.4%
Industrial Solutions	157	14.8	118	13.5
Communications Solutions	163	27.1	75	17.6
Total	$712	18.6%	$624	17.7%

(1) Adjusted operating income and adjusted operating margin are non-GAAP financial measures. See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF NET SALES GROWTH (DECLINE) (UNAUDITED)

	Change in Net Sales for the Quarter Ended December 24, 2021
	versus Net Sales for the Quarter Ended December 25, 2020
	Net Sales		Organic Net Sales			Acquisitions/
	Growth (Decline)		Growth (Decline) (1)		Translation (2)	(Divestitures)

	($ in millions)
Transportation Solutions (3):
Automotive	$(109)	(6.7)%	$(91)	(5.6)%	$(18)	$—
Commercial transportation	34	10.3	36	10.8	(2)	—
Sensors	9	3.4	13	4.8	(4)	—
Total	(66)	(3.0)	(42)	(1.8)	(24)	—
Industrial Solutions (3):
Industrial equipment	167	56.6	119	39.7	(12)	60
Aerospace, defense, oil, and gas	(8)	(3.2)	(6)	(2.5)	(3)	1
Energy	16	9.3	29	16.7	(4)	(9)
Medical	11	7.1	12	7.7	(1)	—
Total	186	21.3	154	17.6	(20)	52
Communications Solutions (3):
Data and devices	115	49.1	111	47.5	(1)	5
Appliances	61	31.9	61	31.9	—	—
Total	176	41.4	172	40.2	(1)	5
Total	$296	8.4%	$284	8.0%	$(45)	$57

(1) Organic net sales growth (decline) is a non-GAAP financial measure. See description of non-GAAP financial measures.
(2) Represents the change in net sales resulting from changes in foreign currency exchange rates.
(3) Industry end market information is presented consistently with our internal management reporting and may be periodically revised as management deems necessary.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended December 24, 2021

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other		Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)(2)	Tax Items (3)	(Non-GAAP) (4)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$395	3	(6)	—	$392
Industrial Solutions	123	12	22	—	157
Communications Solutions	154	1	8	—	163
Total	$672	$16	$24	$—	$712

Operating margin	17.6%				18.6%

Other income, net	$15	—	—	(11)	$4

Income tax expense	$(110)	(3)	(7)	(5)	$(125)

Effective tax rate	16.2%				17.7%

Income from continuing operations	$567	13	17	(16)	$581

Diluted earnings per share from continuing operations	$1.72	$0.04	$0.05	$(0.05)	$1.76

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.
(2) Includes $12 million recorded in net restructuring and other charges and $12 million recorded in cost of sales.

(3) Includes a $17 million income tax benefit related to the tax impacts of an intercompany transaction. Our estimated annual effective tax rate for fiscal 2022 includes a total income tax benefit of approximately $75 million related to this transaction, with a portion recognized in the quarter ended December 24, 2021 and the remainder to be recognized in the remaining quarters of fiscal 2022. Also includes $12 million of income tax expense related to an income tax audit of an acquired entity, as well as the related impact of $11 million to other income pursuant to the indemnification terms of the purchase agreement.

(4) See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended December 25, 2020

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other		Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Tax Items (2)	(Non-GAAP) (3)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$308	$5	$118	$—	$431
Industrial Solutions	76	4	38	—	118
Communications Solutions	64	—	11	—	75
Total	$448	$9	$167	$—	$624

Operating margin	12.7%				17.7%

Other expense, net	$(1)	$—	$—	$—	$(1)

Income tax expense	$(60)	$(2)	$(32)	$(29)	$(123)

Effective tax rate	13.8%				20.1%

Income from continuing operations	$375	$7	$135	$(29)	$488

Diluted earnings per share from continuing operations	$1.13	$0.02	$0.41	$(0.09)	$1.47

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.
(2) Income tax benefits related to an Internal Revenue Service approved change in the tax method of depreciating or amortizing certain assets.
(3) See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended March 26, 2021

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	(Non-GAAP) (2)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$398	$5	$10	$413
Industrial Solutions	111	3	5	119
Communications Solutions	103	—	2	105
Total	$612	$8	$17	$637

Operating margin	16.4%			17.0%

Other income, net	$4	$—	$—	$4

Income tax expense	$(106)	$(2)	$(2)	$(110)

Effective tax rate	17.3%			17.3%

Income from continuing operations	$505	$6	$15	$526

Diluted earnings per share from continuing operations	$1.51	$0.02	$0.04	$1.57

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.
(2) See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Year Ended September 24, 2021

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other			Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Other Items (1)(2)	Tax Items (3)	(Non-GAAP) (4)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$1,526	$18	$135	$—	$—	$1,679
Industrial Solutions	469	15	73	—	—	557
Communications Solutions	439	1	25	—	—	465
Total	$2,434	$34	$233	$—	$—	$2,701

Operating margin	16.3%					18.1%

Other income (expense), net	$(17)	$—	$—	$28	$—	$11

Income tax expense	$(123)	$(7)	$(35)	$(6)	$(333)	$(504)

Effective tax rate	5.2%					18.9%

Income from continuing operations	$2,255	$27	$198	$22	$(333)	$2,169

Diluted earnings per share from continuing operations	$6.77	$0.08	$0.59	$0.07	$(1.00)	$6.51

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.
(2) Charge related to the transfer of certain U.S. pension plan liabilities to an insurance company through the purchase of a group annuity contract.

(3) Represents a $327 million income tax benefit for the net reduction in valuation allowances associated primarily with certain tax planning actions as well as improved current and expected future operating profit and taxable income, $29 million of income tax benefits related to an Internal Revenue Service approved change in the tax method of depreciating or amortizing certain assets, and $23 million of income tax expense associated with the tax impacts of an intercompany transaction.

(4) See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF FORWARD-LOOKING NON-GAAP FINANCIAL MEASURES

TO FORWARD-LOOKING GAAP FINANCIAL MEASURES

As of January 26, 2022

(UNAUDITED)

Outlook for
Quarter Ending
March 25,
2022
Diluted earnings per share from continuing operations	$1.52
Restructuring and other charges, net	0.12
Acquisition-related charges	0.03
Tax items	0.03
Adjusted diluted earnings per share from continuing operations (1)	$1.70

Net sales growth	1.7%
Translation	3.0
(Acquisitions) divestitures, net	(2.0)
Organic net sales growth (1)	2.7%

(1) See description of non-GAAP financial measures.